Exhibit 10.5

                        REVOLVING CREDIT PROMISSORY NOTE


$1,000,000.00                   El Campo, Texas                February 25, 2004



                  FOR VALUE RECEIVED, the undersigned, Evans Systems, Inc., a Texas corporation ("Maker"), hereby promises to pay to the order of Mauritz & Couey, a Texas General Partnership ("Lender"), at its offices at P. O. Box 431, El Campo, Texas 77437, on February 25, 2005, in lawful money of the United States of America, the principal sum of ONE MILLION AND NO/100 ($100,000,000.00) DOLLARS, or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, at a varying rate per annum which shall from day to day be equal to the lessor of
         (a) the Maximum Rate (hereinafter defined), or (b) Prime Rate plus THREE (3.00%) percent and without regard to the result of such calculation in no event shall the rate resulting for the calculation of Section (b) ever be less than SEVEN AND THREE QUARTERS PERCENT (7.75%) per annum. Each such change in the rate of interest charged hereunder to become effective, without notice to maker, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect.

                  The interest to accrue hereon is and shall be due and payable March 25, 2004 and on the same day of each succeeding month thereafter, and upon the maturity date hereof, whether that maturity results from acceleration or otherwise.

                  Unless earlier accelerated pursuant to the provisions hereof, the unpaid principal balance due and owing hereunder shall be due and payable February 25, 2005.

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                  Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and shall accrue on the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                  As used in this Note, the following terms shall have the respective meanings indicated below:

                           "Agreement" means that certain Security Agreement of
                  even date herewith between Maker and Lender, as the same may be amended or modified from time to time.

                           The "Default," "Default Rate," "Event of Default,"
                  "Maximum Rate," "Prime Rate", and "Revolving Credit Note," as used herein, shall have the definitions described in the Agreement.

                  This Note is the Revolving Credit Note provided for in the Agreement. Maker may prepay the principal of this Note upon the terms and conditions specified in the Agreement. Maker may borrow, repay, and reborrow hereunder upon the terms and conditions specified in the Agreement.

                  Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to

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         Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

                  If Default be made in the payment of principal or interest under this Note, or upon the occurrence of any other Event of Default, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the holder hereof to Maker. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

                  If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including reasonable attorneys' fees.

                  This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Note is performable in Wharton County, Texas. Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Wharton County, Texas. Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Nothing

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         herein shall affect the right of Lender to bring any action or proceeding against Maker or any other party liable hereunder or with respect to any collateral in any state or federal court in any other jurisdiction. Any action or proceeding by Maker or any other party liable hereunder against Lender shall be brought only in a court located in Wharton County, Texas.

                  Except as may be otherwise provided for in the Agreement, Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forebearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                  Maker hereby authorized the holder hereof to endorse on the Schedule attached to this Note or any continuation thereof all advances made to Maker hereunder and all payments made on account of the principal thereof, which endorsements shall be prima facie evidence as to the outstanding principal amount of this Note; provided, however, any failure by the holder hereof to make any endorsement shall not limit or otherwise affect the obligations of Maker under the Agreement or this Note.


         ANY DISPUTE ARISING UNDER THE TERMS OF THIS NOTE SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE TERMS OF THE ARBITRATION PROVISION SET FORTH IN THE AGREEMENT.




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                                     EVANS SYSTEMS, INC.



                                     By:
                                        ----------------------------------------
                                            Blair Couey, President and Chief
                                            Executive Officer











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                  SCHEDULE TO REVOLVING CREDIT PROMISSORY NOTE
                  --------------------------------------------

                                                                  Outstanding
Date           Principal Advanced          Principal Repaid         Balance
----           ------------------          ----------------         -------

















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